QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statement on Forms S-3 as amended (File Nos. 333-33050, 333-104894) and Forms S-8 (File Nos. 33-3686, 33-16832, 33-27078, 33-38665, 33-38926, 33-65050, 33-52653, 33-57887, 333-07283, 333-17073, 333-50323, 333-65449, 333-71249, 333-82549, 333-99271, 333-102545, 333-103341) of Micron Technology, Inc. and subsidiaries of our report dated September 24, 2003 relating to the consolidated financial statements and financial statement schedule, which appear in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

San Jose, California
October 13, 2003

QuickLinks

  EXHIBIT 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS